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                                 EXHIBIT 11(B)
      COMPUTATION OF EARNINGS PER SHARE, THREE MONTHS ENDED JUNE 30, 1995


                                                                   EXHIBIT 11(B)

                            STERLING SOFTWARE, INC.
                      COMPUTATION OF EARNINGS PER SHARE
                       THREE MONTHS ENDED JUNE 30, 1995
                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)



                                                             FULLY
                                                PRIMARY     DILUTED
                                                -------     -------
Earnings:
  Earnings applicable to common
  stockholders.............................     $22,240     $22,240
    Add: Interest expense on amounts
           outstanding for the 5-3/4%
           Convertible Subordinated
           Debentures (net of applicable
           income taxes)....................        391       1,053
         Interest income on investment of
           proceeds from assumed conversion
           of options and warrants (net of
           applicable income taxes).........                    377
                                                -------     -------
                                                $22,631     $23,670
                                                =======     =======
Shares:
  Weighted average of shares outstanding...      24,118      24,118
  Add common shares issued on assumed
     exercise of options and warrants......       9,379       9,379
  Less common shares assumed repurchased...      (4,952)     (4,952)
                                                -------     -------
                                                 28,545      28,545
                                                =======     =======
Common shares issued on assumed
  conversion of 5-3/4% Convertible
  Subordinated Debentures..................                   4,056
                                                            -------
                                                             32,601
                                                            =======
Earnings per common share:
  Primary................................       $   .79
  Fully diluted..........................       =======     $   .73
                                                            =======
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